UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (IRS Employer Identification No.)

101 Crawfords Corner Road
Suite 4116
Holmdel, NJ 07733
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKYI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On January 15, 2025, BIO-key International, Inc. (the “Company”) entered into a warrant exercise agreement (the “Warrant Exercise Agreement”) with an existing institutional investor (the “Investor”) to exercise certain outstanding warrants to purchase an aggregate of 2,061,112 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $1.85 per share which were originally issued to the Investor on September 13, 2024 (the “Existing Warrants”).

In consideration for the exercise of the Existing Warrants, subject to compliance with the beneficial ownership limitations included in the Existing Warrants, the Investor received new unregistered Series A warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s Common Stock (the “Series A Warrants”) and new unregistered Series B warrants to purchase up to an aggregate of 1,545,834 shares of the Company’s Common Stock (the “Series B Warrants”, and together with the “Series A Warrants, the “New Warrants”).

The New Warrants have substantially the same terms, are immediately exercisable at an exercise price of $2.15 per share, and will expire five years from the date of issuance. The Company agreed to file a resale registration statement covering the public resale of the shares of Common Stock issuable upon exercise of the New Warrants with the Securities and Exchange Commission (the “SEC”), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 90 calendar days following the date of the Warrant Exercise Agreement. The New Warrants each include a beneficial ownership limitation that prevents the Investor from beneficially owning more than 4.99% of the Company’s outstanding common stock at any time.

The gross proceeds to the Company under the Warrant Exercise Agreement will be approximately $3.8 million, prior to deducting placement agent fees and estimated offering expenses. The closing of the Warrant Exercise Agreement will be on January 16, 2025. The Company intends to use the net proceeds for working capital and general corporate purposes, including repayment of a portion of the Company’s outstanding secured note.

Maxim Group LLC (“Maxim”) acted as the exclusive placement agent to the Company pursuant to a Placement Agency Agreement between the Company and Maxim, dated January 15, 2025. As compensation for such services, the Company agreed to pay Maxim an aggregate cash fee equal to 6.0% of the gross proceeds received by the Company under the Warrant Exercise Agreement.

The foregoing descriptions of the Warrant Exercise Agreement and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Warrant Exercise Agreement and the forms of the Series A Warrant and Series B Warrant, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Streeterville Exchange Agreements

On January 15, 2025, the Company entered into and closed two Exchange Agreements (the “Exchange Agreements”) with Streeterville Capital, LLC (“Lender”), to whom the Company previously issued that certain Secured Promissory Note, dated June 24, 2024, in the original principal amount of $2,360,000 (the “Original Note”).

Pursuant to the Exchange Agreements, the Company and Lender agreed to (i) partition from the Original Note two new Promissory Notes (the “Partitioned Notes”) in the original principal amounts of $629,000 and $205,000, respectively (collectively, the “Exchange Amounts”), (ii) cause the outstanding balance of the Original Note to be reduced by $834,000, the aggregate principal amount of the Partitioned Notes, and (iii) exchange (the “Exchange”) the Partitioned Notes for an aggregate of 489,635 shares (the “Exchange Shares”) of the Company’s Common Stock. As a result of the Exchange Agreements, the current outstanding principal amount due under the Original Note has been reduced to approximately $738,400.

The foregoing description of the Exchange Agreements are not complete and are qualified in their entirety by reference to the full text of the Exchange Agreements, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

Warrant Exercise Agreement

The information in Item 1.01 above under the caption Warrant Exercise Agreement is incorporated herein by reference. The New Warrants were issued solely to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The New Warrants and the shares of common stock issuable upon the exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

Streeterville Exchange Agreements

The information in Item 1.01 above under the caption Streeterville Exchange Agreements is incorporated herein by reference. The issuance of the Exchange Shares pursuant to the Exchange Agreements is not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being effected pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Series A Common Stock Purchase Warrant (filed herewith)
4.2	Form of Series B Common Stock Purchase Warrant (filed herewith)
10.1	Form of Warrant Exercise Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and the Investor (filed herewith)
10.2	Exchange Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and Streeterville Capital, LLC (filed herewith)
10.3	Exchange Agreement, dated January 15, 2025, by and between BIO-key International, Inc. and Streeterville Capital, LLC (filed herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: January 16, 2025
	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer